EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-72444) pertaining to the California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan of our report dated January 24, 2004 with respect to the consolidated financial statements of California Pizza Kitchen, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 28, 2003.

/s/    ERNST & YOUNG LLP

Los Angeles, California

December 20, 2004